AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of December 12, 2008, to the Distribution Agreement dated July 5, 2006, by and between Advisors Series Trust on behalf of the following series of the Trust, PIC Flexible Growth Fund Class I, PIC Small Cap Growth Fund Class A, and PIC Small Cap Growth Fund Class I, Quasar Distributors, LLC and Provident Investment Counsel, Inc. (with respect to Section 5 only) (the “Agreement”), shall be as follows:

Effective December 5, 2008, the name Provident Investment Counsel, Inc. has been changed to 300 North Capital, LLC.  Accordingly, all references to Provident Investment Counsel, Inc. should be replaced with 300 North Capital, LLC.

Effective December 12, 2008, the name of the PIC Small Cap Growth Fund has been changed to 300 North Capital Small Cap Growth Fund.  Accordingly, all references to PIC Small Cap Growth Fund should be replaced with 300 North Capital Small Cap Growth Fund.

The Agreement shall be with respect to the series or Funds noted on Exhibit A of the Agreement, which shall be amended from time to time.  Accordingly, all references within the Agreement to PIC Flexible Growth Fund Class I, PIC Small Cap Growth Fund Class A, and PIC Small Cap Growth Fund Class I should be deleted.

Effective December 12, 2008, Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

ADVISORS SERIES TRUST on behalf of the Funds listed on Exhibit A	QUASAR DISTRIBUTORS, LLC

By: /s/ Douglas G. Hess	By: /s/ James R. Schoenike
Name: Douglas G. Hess	Name: James R. Schoenike
Title: President	Title: President

300 NORTH CAPITAL, LLC
(with respect to Section 5 only)

By: /s/ William T. Warnick
Name: William T. Warnick
Title: Managing Director and CFO

Exhibit A
to the
Distribution Agreement

Name of Series or Fund of Advisors Series Trust	Date Added
300 North Capital Small Cap Growth Fund – Class I	12-22-2003